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                                                                     EXHIBIT 5.1


                             February 19, 2002

First Horizon Asset Securities Inc.
4000 Horizon Way
Irving, Texas  75063

         Re:   First Horizon Asset Securities Inc.
               Registration Statement on Form S-3 (the "Registration Statement")

Ladies and Gentlemen:

         We have acted as special counsel for First Horizon Asset Securities Inc., a corporation organized under the laws of the State of Delaware (the "Company"), in connection with the proposed issuance by the Company or a special purpose trust established by the Company as issuer (the "Issuer") of Mortgage and Asset-Backed Securities (the "Securities"). The Securities of a series are to be issued pursuant to (a), in the case of a series of pass-through certificates, a Pooling and Servicing Agreement, by and among the Company, as depositor, a seller, a master servicer and a trustee, or (b), in the case of a series of notes, an Indenture, by and between the Issuer and a trustee, in each case authorizing the issuance of such series. The Pooling and Servicing Agreement, in the form incorporated by reference as Exhibit 4.1 to the Registration Statement, and the Indenture in the form filed as Exhibit 4.2 to the Registration Statement, are each referred to herein as an "Agreement."

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company's organizational documents, the form of each Agreement and the form of Securities included therein and such other documents, records, certificates of the Company and public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In addition, we have assumed that each Agreement as completed for each series will be duly executed and delivered by each of the parties thereto; that the Securities as completed for each series will be duly executed and delivered substantially in the form contemplated by the applicable Agreement; that the Securities for each series will be offered and sold as described in the Registration Statement; and that the Agreements and the Securities constitute legal, valid and enforceable obligations of the parties thereto (other than the Issuer).

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First Horizon Asset Securities Inc.
February 19, 2002
Page 2

         Based upon the foregoing and subject to the limitations and qualifications set forth below, we are of the opinion that:

         1. When any Agreement relating to a series of Securities has been duly and validly authorized by all necessary action on the part of the Issuer (subject to the terms thereof being otherwise in compliance with applicable law at such time) and has been duly executed and delivered by the Issuer, the master servicer, if any, the applicable trustee, and any other party thereto, such Agreement will constitute a legal, valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, except that the enforceability thereof may be subject to (a) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent or preferential conveyance or other similar laws now or hereinafter in effect relating to creditors' rights generally, and (b) general principals of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         2. When a series of Securities has been duly authorized by all necessary action on the part of the Issuer (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the applicable trustee for such series in accordance with the terms of the related Agreement and issued and delivered against payment therefor as described in the Registration Statement, such series of Securities will be
(a) in the case of a series of pass-through certificates, legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Pooling and Servicing Agreement, and (b) in the case of a series of notes, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except that the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent or preferential conveyance or other similar laws now or hereinafter in effect relating to creditors' rights generally, and (ii) general principals of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).


         Attorneys involved in the preparation of this opinion are admitted to practice law in the States of Texas and New York and we do not express any opinion herein concerning any law other than the federal laws of the United States of America and the laws of the States of Texas and New York and the General Corporation Law of the State of Delaware. We express no opinion herein as to the effect that the laws and decisions of courts of any other jurisdiction may have upon such opinions.

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First Horizon Asset Securities Inc.
February 19, 2002
Page 3

         We consent to the use and filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus Supplement and Prospectus contained therein. In giving such consent we do not imply or admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                          Very truly yours,

                          ANDREWS & KURTH L.L.P.



                          By:        /s/ David Barbour
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                                     David Barbour, Partner